Exhibit 99-a

For Immediate Release
January 22, 2004

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419

                    BellSouth Reports Fourth Quarter Earnings
                      o  4 million long distance customers
                      o  1.5 million high-speed Internet customers
                      o  642,000 Cingular Wireless net additional customers
                      o  345,000 Latin America net additional customers

ATLANTA - BellSouth Corporation (NYSE: BLS) reported earnings per share (EPS) of 43 cents in the fourth quarter of 2003, including special charges totaling 8 cents (see below). This compared to reported EPS of 31 cents in the fourth quarter of 2002, which included special charges totaling 14 cents (see below).

For the fourth quarter, consolidated revenues increased 0.9 percent to $5.7 billion compared to the same quarter of the previous year. Net income was $787 million compared to $574 million in the same quarter a year ago.

In accordance with Generally Accepted Accounting Principles (GAAP), BellSouth's reported consolidated revenues and consolidated operating expenses do not include the company's 40 percent share of Cingular Wireless. Normalized results include BellSouth's 40 percent proportionate share of Cingular's revenues and expenses.

Normalized EPS of 51 cents increased 13.3 percent in the fourth quarter of 2003 compared to 45 cents in the same quarter a year ago. Normalized revenues were $7.3 billion, an increase of 4.1 percent versus the fourth quarter of 2002. Normalized net income was $949 million, compared to $846 million in the same quarter a year ago.

Full Year Results

For the full year of 2003, BellSouth reported EPS of $2.11. This compared to 71 cents in 2002, which included special charges totaling $1.32 outlined in the attached financial statements. For the full year, consolidated revenues increased 0.9 percent to $22.6 billion. Reported net income was $3.9 billion compared to $1.3 billion the previous year. Normalized EPS was $2.07 compared
to $2.03 in 2002.   Including Cingular, revenues were up slightly versus 2002 at
$28.7 billion. Normalized net income was $3.8 billion for the year, up slightly compared to 2002.

Operating free cash flow (defined as cash flow from operations less capital expenditures) totaled $5.3 billion for the full year. Capital expenditures for 2003 were $3.2 billion, a reduction of 15.5 percent compared to 2002. Total debt at December 31, 2003 was $15.0 billion, a reduction of $2.4 billion since the first of the year.

In November, BellSouth's Board of Directors declared an 8.7 percent increase in the quarterly common stock dividend, payable February 2, 2004. Over the last seven quarters, the company has increased its quarterly dividend 31.6 percent to 25 cents per common share.

Communications Group

In 2003, BellSouth Long Distance and DSL high-speed Internet service revenue growth offset access line declines holding Communications Group revenues nearly flat at $18.4 billion compared to 2002. In the fourth quarter, revenues increased 2.1 percent to $4.6 billion compared to $4.5 billion in the same quarter the previous year. Operating margin for the quarter improved to 25.7 percent compared to 24.6 percent in the same quarter last year.

In the fourth quarter, BellSouth AnswersSM packages increased to more than 3 million, which represents a 24 percent penetration of primary access lines. Answers combines customers' local, long distance, Internet and wireless services all on one bill. BellSouth(R) Unlimited AnswersSM contributed to the growth in package customers with subscribers exceeding 1 million at the end of fourth quarter. Unlimited Answers allows customers to call anywhere in the United States anytime for a flat monthly fee.

BellSouth added approximately 3 million long distance customers during 2003, for a total of 3.96 million customers and almost 30 percent penetration of its mass-market customers by year-end. During the fourth quarter, about 40 percent of new customers included international long distance in their calling plans. This was due in part to the October introduction of BellSouth's International Advantage Plan, which offers residential customers competitive flat rates at any time of day to many countries including Canada and Mexico.

BellSouth added 126,000 net DSL customers in the fourth quarter of 2003, compared to 97,000 customer additions in the fourth quarter of 2002, bringing its end of year total subscribers to 1.46 million. BellSouth(R) FastAccess(R) DSL Lite contributed to this increase. BellSouth's Internet access portfolio offers customers an easy migration path from dial-up Internet access to two different tiers of high-speed Internet access with the option to add features like home networking and parental controls. Lead by DSL, data revenues of $1.1 billion grew 4.0 percent in the fourth quarter of 2003 compared to the same quarter of 2002.

Total access lines of 23.7 million at December 31 declined 3.6 percent compared to a year earlier, impacted by the economy, competition and technology substitution. Residence and business access lines served by BellSouth competitors under UNE-P (unbundled network elements-platform) increased by 199,000 in the fourth quarter.

Domestic Wireless / Cingular

Cingular Wireless added 642,000 net cellular/PCS customers in the fourth quarter. Cingular's focus on calling plans tailored to local markets and co-branding and bundling programs with its parent companies were significant contributors to growth at Cingular, which ended the quarter with more than 24 million cellular/PCS customers.

As disclosed in Cingular's press release, the company changed its presentation of Universal Service Fund (USF) payments and receipts to a gross basis. Reflecting this change, BellSouth's share of Cingular's revenues was $1.6 billion, a gain of 5.7 percent compared to the same quarter a year ago. Segment operating income was $131 million for the quarter compared to $284 million in 2002. Fourth quarter operating margins were impacted by significantly higher gross customer additions, extensive customer retention programs, increased advertising and costs associated with launching wireless local number portability. For the full year of 2003, segment operating income totaled $915 million compared to $1.1 billion in 2002.

Cingular continues to upgrade network efficiency and capability through movement of its subscriber base to GSM/GPRS and deployment of EDGE. By the end of 2003, the company's GSM/GPRS network was available to 93 percent of its potential customers and with approximately 57 percent of subscriber minutes traveling on this upgraded network.

Latin America Group

Growth in customers, revenues and margins continued in the Latin America wireless group during the fourth quarter of 2003. Wireless customers increased 345,000 on a consolidated basis. Year-over-year, customers increased 1.5 million, or 18.6 percent. BellSouth's Latin America group served 9.7 million customers at year-end.

Consolidated Latin America revenues increased 30.9 percent to $636 million in the fourth quarter of 2003 compared to the same three months of the previous year. Strong customer growth in Venezuela, Argentina, Chile and Colombia drove the increase in segment revenues. Focusing on growing revenues, improving operating margins and targeting capital deployments contributed to positive operating free cash flow in 2003. Segment net income was $62 million in the fourth quarter and $161 million for the full year.

During the fourth quarter, BellSouth entered into a debt purchase agreement with senior secured creditors of BCP, a wireless company in Sao Paulo, Brazil. As a result of the agreement, BellSouth sold its entire interest in BCP and recognized a total net loss associated with the sale of $161 million.

Advertising & Publishing

Advertising & Publishing revenues were $522 million in the fourth quarter of 2003, a decrease of 6.1 percent compared to the same quarter a year ago, resulting in part from reduced spending on advertising and continued competition. Segment net income of $147 million was 24.6 percent higher than the fourth quarter of 2002, primarily the result of improvement in uncollectibles expense. Full year operating revenues declined 5.0 percent and net income improved 10.1 percent.

Special Items

In the fourth quarter of 2003, the difference between reported (GAAP) EPS of 43 cents and normalized EPS of 51 cents is the result of three special items:

Foreign currency transaction gains                    1 cent          Gain
Pension settlement / severance costs                  1 cent          Charge
Sale of Brazil SP                                     9 cents         Charge
    Effect of Rounding                                1 cent

Total of special items                                8 cents         Charge

Foreign currency transaction gains - Primarily associated with the remeasurement of U.S. dollar-denominated liabilities in Latin
America.

Pension settlement / severance costs - This charge represents the net severance related costs recorded in the fourth quarter associated with workforce reductions, offset by pension settlement gains associated with workforce reductions.

Sale of Brazil SP  - Loss on sale of Brazil SP.

In the fourth quarter of 2002, special charges totaled 14 cents per share, after rounding, for: asset impairments (11 cents); workforce reduction (3 cents); disposition of Listel (3 cents); foreign currency transaction losses (1 cent) and an adjustment of 4 cents to Advertising & Publishing results to reflect the 2003 accounting change.

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications services company headquartered in Atlanta, Georgia. BellSouth and its affiliates serve more than 45 million local, long distance, Internet and wireless customers in the United States and 13 other countries.

Consistently recognized for customer satisfaction, BellSouth provides complete communications solutions to the residential and business markets. In the residential market, BellSouth offers DSL high-speed Internet access and long distance, advanced voice features and other services. The company's BellSouth AnswersSM package combines local and long distance service with an array of calling features; wireless data, voice and e-mail services; and high-speed DSL or dial-up Internet service and Cingular Wireless. In the business market, BellSouth serves small, medium and large businesses providing secure, reliable local and long distance voice and data networking solutions. BellSouth also provides online and directory advertising services through BellSouth(R) RealPages.comSM and The Real Yellow Pages(R).

BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative wireless voice and data services.

Further information about BellSouth's fourth quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and BLS Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations Web site starting today at 8 a.m. Eastern Time.

BellSouth will host a conference call with investors today at 10 a.m. Eastern Time. Participating will be BellSouth CFO, Ron Dykes and Investor Relations Vice President, Nancy Davis. Dial-in information for the conference call is:
Domestic:  888-370-1863
International:  706-634-1735

A replay of the call will be available beginning at approximately 1 p.m. Eastern Time today, through January 29, 2004. The replay can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  4367951
International:  706-645-9291 - Reservation number:  4367951

The conference call will also be web cast live beginning at 10:00 a.m. (ET) on our website at www.bellsouth.com/investor. A replay of the call will be available on the website through January 29, 2004.

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services;
(ii) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments;
(iii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iv) higher than anticipated cash requirements for investments, new business initiatives and acquisitions;
(v) unfavorable regulatory actions and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations Web site, www.bellsouth.com/investor.

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers:  See Normalization Earnings Summary and
    Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                        4Q03    4Q02   Growth   3Q03   Growth
    Operating Revenues
       Communications group            $4,576  $4,481    2.1%  $4,626   -1.1%
       Latin America                      635     486   30.7%     587    8.2%
       Advertising and publishing         518     709  -26.9%     501    3.4%
       All other                           13      16  -18.8%      14   -7.1%
          Total Operating Revenues      5,742   5,692    0.9%   5,728    0.2%
    Operating Expenses
       Cost of services and products 2,009 1,855 8.3% 2,038 -1.4% Selling, general &
        administrative expenses         1,136   1,238   -8.2%   1,032   10.1%
       Depreciation and amortization 1,043 1,151 -9.4% 1,052 -0.9% Provision for restructuring and
        asset impairments                  16     312  -94.9%      52  -69.2%
          Total Operating Expenses      4,204   4,556   -7.7%   4,174    0.7%
    Operating Income                    1,538   1,136   35.4%   1,554   -1.0%
    Interest Expense                      243     292  -16.8%     260   -6.5%
    Other Income (Expense), net             1      68  -98.5%     148  -99.3%
    Income Before Taxes and
     Accounting Change                  1,296     912   42.1%   1,442  -10.1%
    Provision for Income Taxes            509     338   50.6%     506    0.6%
    Income Before Cumulative Effect
     Change                               787     574   37.1%     936  -15.9%
    Cumulative Effect of Changes in
     Accounting Principle                 -       -               -
            Net Income                   $787    $574   37.1%    $936  -15.9%
    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,845   1,865   -1.1%   1,851   -0.3%
       Earnings Per Share               $0.43   $0.31   38.7%   $0.51  -15.7%



    Selected Financial and Operating Data

    Operating income                   $1,538  $1,136   35.4%  $1,554   -1.0%
    Operating margin                    26.8%   20.0%  680 bps  27.1%  -30 bps
    Declared dividends per share        $0.25   $0.20   25.0%   $0.23    8.7%
    Capital expenditures               $1,076    $922   16.7%    $764   40.8%
    Common shares outstanding           1,830   1,860   -1.6%   1,848   -1.0%
    Book value per share               $10.77   $9.63   11.8%  $10.65    1.1%
    Debt ratio                          43.1%   49.2% -610 bps  43.2%  -10 bps
    Total employees                    75,743  77,020   -1.7%  76,009   -0.3%


    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers:  See Normalization Earnings Summary and
    Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                                        Year-to-Date
                                               2003         2002        Growth
    Operating Revenues
       Communications group                  $18,255      $18,226        0.2%
       Latin America                           2,294        2,233        2.7%
       Advertising and publishing              2,033        1,921        5.8%
       All other                                  53           60      -11.7%
          Total Operating Revenues            22,635       22,440        0.9%
    Operating Expenses
       Cost of services and products           7,988        7,573        5.5%
       Selling, general & administrative
        expenses                               4,353        4,481       -2.9%
       Depreciation and amortization           4,179        4,643      -10.0%
       Provision for restructuring and
        asset impairments                        209          997      -79.0%
          Total Operating Expenses            16,729       17,694       -5.5%
    Operating Income                           5,906        4,746       24.4%
    Interest Expense                           1,048        1,188      -11.8%
    Other Income (Expense), net                  742          858      -13.5%
    Income Before Taxes and Accounting
     Change                                    5,600        4,416       26.8%
    Provision for Income Taxes                 2,011        1,808       11.2%
    Income Before Cumulative Effect
     Change                                    3,589        2,608       37.6%
    Cumulative Effect of Changes in
     Accounting Principle                        315       (1,285)     124.5%
            Net Income                        $3,904       $1,323      195.1%
    Diluted:
       Weighted Average Common Shares
        Outstanding                            1,852        1,876       -1.3%
       Earnings Per Share                      $2.11        $0.71      197.2%


    Selected Financial and Operating Data

    Operating income                          $5,906       $4,746       24.4%
    Operating margin                           26.1%        21.1%      500 bps
    Declared dividends per share               $0.92        $0.79       16.5%
    Capital expenditures                      $3,200       $3,785      -15.5%

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles
    (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        4Q03    4Q02   Growth   3Q03   Growth
    Operating Revenues
       Communications group            $4,528  $4,441    2.0%  $4,583   -1.2%
       Domestic wireless                1,565   1,481    5.7%   1,624   -3.6%
       Latin America                      635     486   30.7%     587    8.2%
       Advertising and publishing         518     548   -5.5%     501    3.4%
       All other                           14      15   -6.7%      14    0.0%
          Total Operating Revenues      7,260   6,971    4.1%   7,309   -0.7%
    Operating Expenses
       Cost of services and products 2,574 2,276 13.1% 2,642 -2.6% Selling, general, &
        administrative expenses         1,728   1,726    0.1%   1,605    7.7%
       Depreciation and amortization    1,271   1,338   -5.0%   1,261    0.8%
          Total Operating Expenses      5,573   5,340    4.4%   5,508    1.2%
    Operating Income                    1,687   1,631    3.4%   1,801   -6.3%
    Interest Expense                      302     357  -15.4%     316   -4.4%
    Other Income (Expense), net            71      31  129.0%      24  195.8%
    Income Before Income Taxes          1,456   1,305   11.6%   1,509   -3.5%
    Provision for Income Taxes            507     459   10.5%     529   -4.2%
            Net Income                   $949    $846   12.2%    $980   -3.2%
    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,845   1,865   -1.1%   1,851   -0.3%
       Earnings Per Share               $0.51   $0.45   13.3%   $0.53   -3.8%

    Selected Financial and Operating Data

    Operating income                   $1,687  $1,631    3.4%  $1,801   -6.3%
    Operating margin                    23.2%   23.4%  -20 bps  24.6% -140 bps
    Declared dividends per share        $0.25   $0.20   25.0%   $0.23    8.7%
    Capital expenditures               $1,076    $922   16.7%    $764   40.8%
    Common shares outstanding           1,830   1,860   -1.6%   1,848   -1.0%
    Book value per share               $10.77   $9.63   11.8%  $10.65    1.1%
    Debt ratio                          43.1%   49.2% -610 bps  43.2%  -10 bps
    Total employees                    75,743  77,020   -1.7%  76,009   -0.3%


    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles
    (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                                        Year-to-Date
                                               2003         2002       Growth
    Operating Revenues
       Communications group                  $18,084      $18,180      -0.5%
       Domestic wireless                       6,193        5,961       3.9%
       Latin America                           2,294        2,233       2.7%
       Advertising and publishing              2,033        2,134      -4.7%
       All other                                  54           59      -8.5%
          Total Operating Revenues            28,658       28,567       0.3%
    Operating Expenses
       Cost of services and products          10,105        9,447       7.0%
       Selling, general, &
        administrative expenses                6,507        6,632      -1.9%
       Depreciation and amortization           5,014        5,383      -6.9%
          Total Operating Expenses            21,626       21,462       0.8%
    Operating Income                           7,032        7,105      -1.0%
    Interest Expense                           1,295        1,426      -9.2%
    Other Income (Expense), net                  195          213      -8.5%
    Income Before Income Taxes                 5,932        5,892       0.7%
    Provision for Income Taxes                 2,091        2,075       0.8%
            Net Income                        $3,841       $3,817       0.6%
    Diluted:
       Weighted Average Common Shares
        Outstanding                            1,852        1,876      -1.3%
       Earnings Per Share                      $2.07        $2.03       2.0%

    Selected Financial and Operating Data

    Operating income                          $7,032       $7,105      -1.0%
    Operating margin                           24.5%        24.9%     -40 bps
    Declared dividends per share               $0.92        $0.79      16.5%
    Capital expenditures                      $3,200       $3,785     -15.5%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Fourth Quarter 2003                 Normalizing Items
                                          FX               Sale of
                                        Losses   Pension/   Brazil
                               Cingular (Gains) Severance     SP
                         GAAP     A       F         J         K    Normalized

    Operating Revenues  $5,742  $1,518    $-      $-         $-      $7,260
    Operating Expenses   4,204   1,385     -      (16)        -       5,573
    Operating Income     1,538     133     -       16         -       1,687
    Interest Expense       243      59     -       -          -         302
    Other Income
     (Expense), net          1     (70)   (14)     -          154        71
    Income Before
     Taxes and
     Accounting Change   1,296       4    (14)     16         154     1,456
    Provision for
     Income Taxes          509       4     (5)      6          (7)      507
    Net Income Before
     Cumulative Effect
     Change                787       -     (9)     10         161       949
    Cumulative Effect
     of Change in
     Accounting Principle    -       -      -       -           -         -
            Net Income    $787      $0    ($9)    $10        $161      $949
    Diluted Earnings
     Per Share *         $0.43   $0.00 ($0.00)  $0.01       $0.09     $0.51

    * Normalized earnings per share for fourth quarter 2003 does not sum due to rounding.


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Year-to-Date 2003                            Normalizing Items
                                                         FX     A&P
                                                       Losses  Acctg.
                                            Cingular  (Gains)  Change  FAS 143
                                       GAAP     A        F        G       I

    Operating Revenues               $22,635  $6,023    $-      $-       $-
    Operating Expenses                16,729   5,106     -       -        -
    Operating Income                   5,906     917     -       -        -
    Interest Expense                   1,048     247     -       -        -
    Other Income (Expense), net          742    (658)   (118)    -        -
    Income Before Taxes and Accounting
     Change                            5,600      12    (118)    -        -
    Provision for Income Taxes         2,011      12      (8)    -        -
    Net Income Before Cumulative
     Effect Change                     3,589     -      (110)    -        -
    Cumulative Effect of Change in
     Accounting Principle                315     -       -       501     (816)
            Net Income                $3,904      $0   ($110)   $501    ($816)
    Diluted Earnings Per Share *       $2.11   $0.00  ($0.06)  $0.27   ($0.44)

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Year-to-Date 2003                         Normalizing Items
                                             Sale of
                                   Pension/   Brazil    Asset
                                  Severance   NE/SP   Impairment
                                      J          K        L        Normalized

    Operating Revenues                $-       $-        $-         $28,658
    Operating Expenses                (157)     -         (52)       21,626
    Operating Income                   157      -          52         7,032
    Interest Expense                   -        -         -           1,295
    Other Income (Expense), net        -        229       -             195
    Income Before Taxes
     and Accounting Change             157      229        52         5,932
    Provision for Income Taxes          61       (5)       20         2,091
    Net Income Before Cumulative
     Effect Change                      96      234        32         3,841
    Cumulative Effect of Change in
     Accounting Principle              -        -         -             -
            Net Income                 $96     $234       $32        $3,841
    Diluted Earnings Per Share *     $0.05    $0.13     $0.02         $2.07

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Fourth Quarter 2002                             Normalizing Items
                                                                FX      A&P
                                                              Losses   Acctg.
                                                    Cingular  (Gains)  Change
                                             GAAP       A        F       G
    Operating Revenues                      $5,692   $1,441    $-      $(162)
    Operating Expenses                       4,556    1,235     -        (54)
    Operating Income                         1,136      206     -       (108)
    Interest Expense                           292       65     -        -
    Other Income (Expense), net                 68     (141)     33      -
    Income Before Taxes and Accounting
     Change                                    912      -        33     (108)
    Provision for Income Taxes                 338      -         7      (41)
    Net Income Before Cumulative Effect
     Change                                    574      -        26      (67)
    Cumulative Effect of Change in
     Accounting Principle                      -        -       -        -
            Net Income                        $574       $0     $26     ($67)
    Diluted Earnings Per Share               $0.31    $0.00   $0.01   ($0.04)


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Fourth Quarter 2002                     Normalizing Items
                                Pension/  Disposition     Asset
                               Severance   of Listel   Impairments
                                   J           K            L       Normalized

    Operating Revenues            $-          $-           $-         $6,971
    Operating Expenses            (105)        -           (292)       5,340
    Operating Income               105         -            292        1,631
    Interest Expense               -           -            -            357
    Other Income (Expense),
     net                           -           74            (3)          31
    Income Before Taxes
     and Accounting Change         105         74           289        1,305
    Provision for Income Taxes      41         23            91          459
    Net Income Before
     Cumulative Effect Change       64         51           198          846
    Cumulative Effect of Change
     in Accounting Principle       -           -            -            -
            Net Income             $64        $51          $198         $846
    Diluted Earnings Per Share   $0.03      $0.03         $0.11        $0.45


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Year-to-Date 2002                            Normalizing Items

                                                                  Losses on
                                             Cingular  E-Plus  Equity Invest.
                                       GAAP      A        B           C
    Operating Revenues               $22,440  $5,807     $-          $-
    Operating Expenses                17,694   4,799      -           -
    Operating Income                   4,746   1,008      -           -
    Interest Expense                   1,188     244      -           -
    Other Income (Expense), net          858    (764)  (1,339)        388
    Income Before Taxes and
     Accounting Change                 4,416     -     (1,339)        388
    Provision for Income Taxes         1,808     -       (482)        114
    Net Income Before Cumulative
     Effect Change                     2,608     -       (857)        274
    Cumulative Effect of Change in
     Accounting Principle             (1,285)    -        -           -
            Net Income                $1,323      $0    ($857)       $274
    Diluted Earnings Per Share *       $0.71   $0.00   ($0.46)      $0.15

    * Normalized earnings per share for year-to-date 2002 does not sum due to rounding.


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Year-to-Date 2002                             Normalizing Items
                                        Brazil                  FX      A&P
                                         Loan      Unbilled   Losses   Acctg.
                                      Impairments  Rec. Adj.  (Gains)  Change
                                           D           E         F       G
    Operating Revenues                    $-          $163      $-      $49
    Operating Expenses                     -           -         -       50
    Operating Income                       -           163       -       (1)
    Interest Expense                       -           -         -       -
    Other Income (Expense), net            383         -         579     -
    Income Before Taxes and Accounting
     Change                                383         163       579     (1)
    Provision for Income Taxes             120          62       (18)    -
    Net Income Before Cumulative Effect
     Change                                263         101       597     (1)
    Cumulative Effect of Change in
     Accounting Principle                  -           -         -       -
            Net Income                    $263        $101      $597    ($1)
    Diluted Earnings Per Share *         $0.14       $0.05     $0.32 ($0.00)

    * Normalized earnings per share for year-to-date 2002 does not sum due to rounding.


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Year-to-Date 2002                            Normalizing Items
                                              Pension/ Disposition    Asset
                                    FAS 142  Severance  of Listel  Impairments
                                       H         J          K           L

    Operating Revenues                $-        $-         $-          $-
    Operating Expenses                 -        (654)       -          (427)
    Operating Income                   -         654        -           427
    Interest Expense                   -         -          -           -
    Other Income (Expense), net        -         -          74           (3)
    Income Before Taxes
     and Accounting Change             -         654        74          424
    Provision for Income Taxes         -         248        23          141
    Net Income Before Cumulative
     Effect Change                     -         406        51          283
    Cumulative Effect of Change in
     Accounting Principle              1,285      -          -           -
            Net Income                $1,285    $406       $51         $283
    Diluted Earnings Per Share *       $0.68   $0.22     $0.03        $0.15

    * Normalized earnings per share for year-to-date 2002 does not sum due to rounding.


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Year-to-Date 2002                               Normalizing Items
                                         Early Exting.  Florida
                                            of Debt     Late Pay
                                               M           N        Normalized

    Operating Revenues                        $-         $108        $28,567
    Operating Expenses                         -          -           21,462
    Operating Income                           -          108          7,105
    Interest Expense                           -           (6)         1,426
    Other Income (Expense), net                37         -              213
    Income Before Taxes and Accounting
     Change                                    37         114          5,892
    Provision for Income Taxes                 15          44          2,075
    Net Income Before Cumulative Effect
     Change                                    22          70          3,817
    Cumulative Effect of Change in
     Accounting Principle                      -           -              -
            Net Income                        $22         $70         $3,817

    Diluted Earnings Per Share *               $0.01      $0.04        $2.03

    * Normalized earnings per share for year-to-date 2002 does not sum due to rounding.

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data (pages 3 and 4)

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of proportional eliminations for amounts charged by other BellSouth companies to Cingular.

    (b) Gain on E-Plus conversion and sale of KPN stock -- In March 2002, we exchanged our 22.5% investment in E-Plus, a German wireless carrier, for 234.7 million shares of KPN Royal. As a result of this exchange, we recorded a pretax gain of $1,335 to recognize the difference between the fair value of the KPN shares obtained and our investment balance in E-Plus. In addition, we subsequently sold the KPN shares for cash proceeds of $1,076 and recognized a pretax loss of $27. The amount shown also includes income of $20 generated from the settlement of forward contracts associated with advances to E-Plus. These advances were restructured in conjunction with the ownership exchange.

    (c) Losses on equity investments -- Represents charges for the impairment of and open market sales of an equity investment in Qwest
        Communications. Also includes $63 impairment related to an investment in Guatemala and $6 in losses for the liquidation of an investment in Crown Castle.

    (d) Brazil loan impairments -- Represents recognition of an impairment on shareholder loans to our Brazilian equity investments, as well as the recognition of a guarantee on a portion of those operations' debt.

    (e) Unbilled receivable adjustment -- During first quarter 2002, BellSouth determined that the unbilled receivable balance at its advertising and publishing subsidiary was overstated. As a result, BellSouth recorded a reduction to advertising and publishing revenues.

    (f) Foreign currency transaction (gains) losses -- Represents net transaction (gains) losses incurred by our Latin American operations related primarily to US Dollar denominated liabilities. These (gains) losses reflect the impact of the (strengthening) weakening of those operations' local currencies against the U.S. Dollar which requires recognition in the current period income statement.

    (g) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method -- The 2003 amount is a one-time charge to net income of $501. The 2002 amounts reflect our recasting of prior year results to present the advertising and publishing segment on a comparable basis year-over-year.

    (h) Adoption of Financial Accounting Standard No. 142 (FAS 142) -- Represents a one-time charge related to the adoption of new accounting rules for goodwill. The non-cash charge reduced the value of goodwill on the company's balance sheet by approximately $1.3 billion.

    (i) Adoption of Financial Accounting Standard No. 143 (FAS 143) -- Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.

    (j) Pension/Severance Costs - Represents severance accruals recorded to reflect workforce reductions in an effort to reduce operating costs. The accruals include cash severance, outplacement costs and payroll taxes. Amounts also include pension settlements as the number of employees who separated and elected to receive lump-sum retirement benefits exceeded thresholds which required current recognition of deferred amounts related to these benefits.

    (k) Loss on sale of Brazil NE, Brazil SP and Listel (BellSouth's Brazilian yellow pages operation).

    (l) Service curtailments/Asset impairments - The 2003 charge for asset impairment represents the write-off of capitalized software related to an abandoned systems project. Prior periods represent charges related to the impairment of MMDS spectrum previously held for sale
        ($150 after tax), impairments related to Cingular Wireless's TDMA network assets and Mobitex data business ($48 after tax) and the decision to eliminate sales of certain services: wholesale long distance ($17 after tax), e-business services ($44 after tax), multi-media internet exchange ($20 after tax) and public communications (pay phones) ($4 after tax).Charges relate to asset impairments, early termination penalties on contracts and leases, and severance for affected employees.

    (m) Early extinguishment of debt - Represents one-time expenses associated with the early extinguishment of $620 million of long-term debt.

    (n) Florida late payment fees - On October 31, 2002, the Florida Supreme Court, by a 5-2 vote affirmed the decision of the Florida Public Service Commission regarding our dispute over late payment fees. This will require a one-time refund to affected customers in Florida. Based on this decision, we recorded a reduction to revenues of $108 plus interest expense of $6 in the third quarter of 2002.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)
                                                      Change            Change
                                  December  December    vs.  September    vs.
                                     31,       31,    Prior      30,    Prior
                                    2003      2002     Year     2003   Quarter
    Assets
    Current Assets:
      Cash and cash equivalents    $4,556    $2,482   $2,074   $5,025   ($469)
      Accounts receivable, net of
       allowance for uncollectibles
       of $438, $476, and $461      2,847     4,129   (1,282)   3,013    (166)
      Material and supplies           375       313       62      329      46
      Other current assets            990       938       52      932      58
        Total Current Assets        8,768     7,862      906    9,299    (531)
    Investments and Advances        8,552     9,741   (1,189)   8,394     158
    Property, Plant and Equipment,
     net                           23,807    23,445      362   23,765      42
    Deferred Charges and Other
     Assets                         5,855     5,726      129    5,756      99
    Goodwill                          342       347       (5)     346      (4)
    Intangible Assets, net          2,297     2,358      (61)   2,262      35
    Total Assets                  $49,621   $49,479     $142  $49,822   ($201)

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within
       one year                    $3,491    $5,114  ($1,623)  $3,347    $144
      Accounts payable              1,258     1,572     (314)   1,294     (36)
      Other current liabilities     3,628     2,897      731    3,701     (73)
        Total Current Liabilities   8,377     9,583   (1,206)   8,342      35
    Long-Term Debt                 11,489    12,283     (794)  11,646    (157)
    Noncurrent Liabilities:
      Deferred income taxes         5,349     4,452      897    5,352      (3)
      Other noncurrent liabilities  4,694     5,255     (561)   4,810    (116)
        Total Noncurrent
         Liabilities               10,043     9,707      336   10,162    (119)
    Shareholders' Equity:
      Common stock, $1 par value    2,020     2,020        0    2,020       0
      Paid-in capital               7,729     7,546      183    7,656      73
      Retained earnings            16,540    14,531    2,009   16,251     289
      Accumulated other
       comprehensive income          (585)     (740)     155     (771)    186
      Shares held in trust and
       treasury                    (5,992)   (5,372)    (620)  (5,488)   (504)
      Guarantee of ESOP debt            0       (79)      79        4      (4)
        Total Shareholders' Equity 19,712    17,906    1,806   19,672      40
    Total Liabilities and
     Shareholders' Equity         $49,621   $49,479     $142  $49,822   ($201)

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)

                                                                 Year-To-Date
                                         4Q03    4Q02    3Q03    2003    2002
    Cash Flows from Operating
     Activities:
    Net income                           $787    $574    $936  $3,904  $1,323
    Adjustments to net income:
      Depreciation and amortization     1,043   1,151   1,052   4,179   4,643
      Provision for uncollectibles        140     233     117     563     850
      Net losses (earnings) of equity
       affiliates                         (30)    (88)    (82)   (465)    (80)
      Minority interests in income of
       subsidiaries                        17       6      18      47     (74)
      Deferred income taxes                (5)    189     275     958   1,179
      Net (gains) losses on sale or
       impairment of equity
       securities                         (49)    (39)     (1)    (42)    349
      Pension income                     (134)   (208)   (134)   (535)   (826)
      Pension settlement (gains)
       losses                             (40)     60     -        47     167
      Curtailment and termination
       benefits charges                   -       -       -       -        60
      Stock-based compensation             35      39      35     137     171
      Unbilled receivable adjustment      -       -       -       -       163
      Asset impairments                   -       221      52      52     302
      Foreign currency transaction
       (gains) losses                     (22)     42       7    (159)    679
      Cumulative effect of changes in
       accounting principle               -       -       -      (539)  1,285
      (Gain) loss on sale/disposal of
       operations                         154      74     -       229  (1,261)
    Net change in:
      Accounts receivable and other
       current assets                     (63)   (195)    (68)   (132)   (204)
      Accounts payable and other
       current liabilities               (140)   (401)    228     199    (463)
      Deferred charges and other
       assets                              48      53     128     290      30
      Other liabilities and deferred
       credits                           (145)     13    (100)   (284)      4
    Other reconciling items, net           38     (11)      6      80     (51)
      Net cash provided by operating
       activities                       1,634   1,713   2,469   8,529   8,246

    Cash Flows from Investing
     Activities:
    Capital expenditures               (1,076)   (922)   (764) (3,200) (3,785)
    Investments in and advances to
     equity affiliates                    -       (28)    -       -      (309)
    Investments in debt and equity
     securities                          (200)     (8)    (40)   (261)    (36)
    Proceeds from sale of securities
     and operations                       154       1       1     236   1,473
    Proceeds from repayment of loans
     and advances                         -       453     -     1,899     885
    Settlement of derivatives on
     advances                             -       -       -      (352)     85
    Other investing activities, net        (3)    (12)     (9)    (20)    (20)
      Net cash provided by (used for)
       investing activities            (1,125)   (516)   (812) (1,698) (1,707)

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                      (16)   (278)    (30)   (427) (1,408)
    Proceeds from long-term debt          -         9     -         1      17
    Repayments of long-term debt          (39)     (4)   (307) (1,932) (1,223)
    Dividends paid                       (425)   (372)   (424) (1,608) (1,460)
    Purchase of treasury shares          (536)   (136)    -      (858)   (591)
    Other financing activities, net        38      16       7      67      16
      Net cash used for financing
       activities                        (978)   (765)   (754) (4,757) (4,649)
    Net Increase (Decrease) in Cash
     and Cash Equivalents                (469)    432     903   2,074   1,890
    Cash and Cash Equivalents at
     Beginning of Period                5,025   2,050   4,122   2,482     592
    Cash and Cash Equivalents at End
     of Period                         $4,556  $2,482  $5,025  $4,556  $2,482

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                         4Q03    4Q02   Growth   3Q03  Growth
    Operating Revenues
       Voice                            $3,132  $3,056    2.5%  $3,184  -1.6%
       Data                              1,099   1,057    4.0%   1,118  -1.7%
       Other                               387     408   -5.1%     366   5.7%
          Total Operating Revenues       4,618   4,521    2.1%   4,668  -1.1%
    Operating Expenses
       Cost of services and products 1,698 1,597 6.3% 1,720 -1.3% Selling, general, &
        administrative expenses            792     772    2.6%     755   4.9%
       Depreciation and amortization       941   1,041   -9.6%     949  -0.8%
          Total Operating Expenses       3,431   3,410    0.6%   3,424   0.2%
    Segment Operating Income             1,187   1,111    6.8%   1,244  -4.6%
    Interest Expense                        90     134  -32.8%      98  -8.2%
    Other Income (Expense), net             10       1     N/M*      7  42.9%
    Income Before Income Taxes           1,107     978   13.2%   1,153  -4.0%
    Provision for Income Taxes             393     374    5.1%     426  -7.7%
            Segment Net Income(1)         $714    $604   18.2%    $727  -1.8%

    * - Not meaningful.

    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income            $1,187  $1,111    6.8%  $1,244  -4.6%
    Segment operating margin             25.7%   24.6%  110 bps  26.6% -90 bps

    Long distance revenues                $411    $227   81.1%    $381   7.9%
    Access minutes of use               22,903  23,324   -1.8%  23,390  -2.1%
    Capital expenditures                  $901    $760   18.6%    $692  30.2%
    (amounts in thousands)
    Wholesale Lines                      3,039   2,385   27.4%   2,873   5.8%
    DSL customers                        1,462   1,021   43.2%   1,336   9.4%
    LD customers                         3,960   1,002  295.2%   3,440  15.1%

    Consumer ARPU (5)                   $53.28  $49.10    8.5%  $53.46  -0.3%


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                                        Year-To-Date
                                                2003        2002      Growth
    Operating Revenues
        Voice                                 $12,622     $12,498       1.0%
        Data                                    4,371       4,276       2.2%
        Other                                   1,455       1,715     -15.2%
            Total Operating Revenues           18,448      18,489      -0.2%
    Operating Expenses
        Cost of services and products           6,755       6,525       3.5%
        Selling, general, & administrative
         expenses                               3,079       2,887       6.7%
        Depreciation and amortization           3,771       4,161      -9.4%
            Total Operating Expenses           13,605      13,573       0.2%
    Segment Operating Income                    4,843       4,916      -1.5%
    Interest Expense                              407         498     -18.3%
    Other Income (Expense), net                    38           4        N/M
    Income Before Income Taxes                  4,474       4,422       1.2%
    Provision for Income Taxes                  1,645       1,671      -1.6%
              Segment Net Income(1)            $2,829      $2,751       2.8%

    * - Not meaningful.

    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income                   $4,843      $4,916       -1.5%
    Segment operating margin                    26.3%       26.6%      -30 bps

    Long distance revenues                     $1,354        $862       57.1%
    Access minutes of use                      92,141      98,571       -6.5%
    Capital expenditures                       $2,824      $3,337      -15.4%

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service(a)(b)

                                        4Q03    4Q02   Growth   3Q03   Growth
    Access lines (b)
       Residence
           Retail
               Primary                 12,479  13,260   -5.9%  12,684   -1.6%
               Additional               1,601   1,926  -16.9%   1,671   -4.2%
              Total Retail Residence   14,080  15,186   -7.3%  14,355   -1.9%
           Wholesale
               Resale                     177     342  -48.2%     198  -10.6%
               UNE-P                    1,696     934   81.6%   1,534   10.6%
              Total Wholesale
               Residence                1,873   1,276   46.8%   1,732    8.1%
       Total Residence                 15,953  16,462   -3.1%  16,087   -0.8%

       Business
           Retail
               Voice                    5,417   5,687   -4.7%   5,484   -1.2%
               ISDN                     1,440   1,567   -8.1%   1,432    0.6%
               Total Retail Business    6,857   7,254   -5.5%   6,916   -0.9%
           Wholesale
               Resale                      79      94  -16.0%      82   -3.7%
               UNE-P                      693     611   13.4%     660    5.0%
              Total Wholesale Business    772     705    9.5%     742    4.0%
       Total Business                   7,629   7,959   -4.1%   7,658   -0.4%

       Other Retail/Wholesale Lines
               Retail                      97     155  -37.4%     113  -14.2%
               Wholesale                   50      27   85.2%      46    8.7%
       Total Other Retail/Wholesale
        Lines                             147     182  -19.2%     159   -7.5%

       Total Access Lines in Service   23,729  24,603   -3.6%  23,904   -0.7%

    Access Line Equivalents (c)
       Selected digital data services:
             Unbundled Loops              344     377   -8.8%     353   -2.5%
             DS0 & ADSL                 9,051   6,437   40.6%   8,301    9.0%
             DS1                        7,178   6,908    3.9%   7,088    1.3%
             DS3 & higher              31,534  31,704   -0.5%  31,309    0.7%
       Total digital data lines in
        service                        48,107  45,426    5.9%  47,051    2.2%

    Total equivalent access lines in
     service                           71,836  70,029    2.6%  70,955    1.2%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
    (b) Access line counts include amounts for switched access lines, Basic Rate ISDN (converted at 1.5:1), Primary Rate ISDN (converted at 24:1) and UNE Combos.
    (c) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                      4Q03    4Q02    Growth   3Q03    Growth

    Operating Revenues
       Service revenues (3)(b)       $1,414  $1,384     2.2%  $1,471    -3.9%
       Equipment and other revenues     151      97    55.7%     153    -1.3%
          Total Operating Revenues    1,565   1,481     5.7%   1,624    -3.6%
    Operating Expenses
       Cost of services and
        products (b)                    607     484    25.4%     643    -5.6%
       Selling, general, &
        administrative expenses         599     526    13.9%     577     3.8%
       Depreciation and amortization    228     187    21.9%     209     9.1%
          Total Operating Expenses    1,434   1,197    19.8%   1,429     0.3%
    Segment Operating Income            131     284   -53.9%     195   -32.8%
    Interest Expense                     82      93   -11.8%      79     3.8%
    Other Income (Expense), net         (38)    (30)  -26.7%     (44)   13.6%
    Income Before Income Taxes           11     161   -93.2%      72   -84.7%
    Provision for Income Taxes           (1)     63  -101.6%      28  -103.6%
            Segment Net Income(1)       $12     $98   -87.8%     $44   -72.7%

    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income           $131    $284   -53.9%    $195   -32.8%
    Segment operating margin           8.4%   19.2% -1080 bps  12.0%  -360 bps
    Cellular/PCS Operating Metrics:
       Total Customers                9,611   8,770     9.6%   9,354     2.7%
       Net Customer Additions           257     (48)  635.4%     298   -13.8%
       Partitioned Customers and/or
        Adjustments                       0      13  -100.0%       0      N/M*
       Churn                           2.8%    2.7%    10 bps   2.8%     0 bps
       Wireless Service ARPU (5)     $49.03  $51.84    -5.4%  $52.43    -6.5%
       Minutes Of Use Per Subscriber    475     406    17.0%     456     4.2%
       Licensed POPs (6)                 94      88     6.8%      94     0.0%
       Penetration (6)                10.8%   10.1%    70 bps  10.6%    20 bps
    Cingular Interactive Operating
     Metrics:
       Total Customers                  316     327    -3.4%     315     0.3%
       Net Customer Additions           -         6  -100.0%     -        N/M

    * - Not meaningful.
    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.
    (b) In an effort to be consistent with emerging industry practices, the income statement for all periods presented has been changed to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as "Service revenues" and the related payments into the associated regulatory funds as "Cost of services" expenses. Operating income and net income for all prior periods have been unaffected. Following are the amounts used to adjust the 2002-2003 historical financial results (included in amounts above).

       Service revenues                  39      18   116.7%      42    -7.1%
       Cost of services and products     39      18   116.7%      42    -7.1%


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                                      Year-To-Date
                                               2003       2002       Growth
    Operating Revenues
        Service revenues (3)(b)               $5,689     $5,569        2.2%
        Equipment and other revenues             504        392       28.6%
            Total Operating Revenues           6,193      5,961        3.9%
    Operating Expenses
        Cost of services and products (b)      2,273      1,965       15.7%
        Selling, general, & administrative
         expenses                              2,170      2,170        0.0%
        Depreciation and amortization            835        740       12.8%
            Total Operating Expenses           5,278      4,875        8.3%
    Segment Operating Income                     915      1,086      -15.7%
    Interest Expense                             343        364       -5.8%
    Other Income (Expense), net                 (152)      (141)      -7.8%
    Income Before Income Taxes                   420        581      -27.7%
    Provision for Income Taxes                   159        224      -29.0%
              Segment Net Income(1)             $261       $357      -26.9%

    Selected Financial and Operating Data

    (amounts in millions, except customer
     data in thousands)
    Segment operating income                    $915     $1,086      -15.7%
    Segment operating margin                   14.8%      18.2%    -340  bps
    Cellular/PCS Operating Metrics:
        Total Customers                        9,611      8,770        9.6%
        Net Customer Additions                   846        144      487.5%
        Partitioned Customers and/or
         Adjustments                               6         13      -53.8%
        Churn                                   2.7%       2.8%     -10  bps
        Wireless Service ARPU (5)             $51.32     $52.14       -1.6%
        Minutes Of Use Per Subscriber            446        390       14.4%
        Licensed POPs (6)                         94         88        6.8%
        Penetration (6)                        10.8%      10.1%      70  bps
    Cingular Interactive Operating
     Metrics:
        Total Customers                          316        327       -3.4%
        Net Customer Additions                   (12)        34     -135.3%

    * - Not meaningful.
    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.
    (b) In an effort to be consistent with emerging industry practices, the income statement for all periods presented has been changed to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as "Service revenues" and the related payments into the associated regulatory funds as "Cost of services" expenses. Operating income and net income for all prior periods have been unaffected. Following are the amounts used to adjust the 2002-2003 historical financial results (included in amounts above).

        Service revenues                         135         70       92.9%
        Cost of services and products            135         70       92.9%

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Latin America Group (1)(2)

                                     4Q03     4Q02    Growth    3Q03    Growth
    Operating Revenues
      Service revenues (3)           $531     $411    29.2%     $494     7.5%
      Equipment and other
       revenues                       105       70    50.0%       94    11.7%
      Advertising and publishing
       revenues                       -          5  -100.0%      -        N/M*
        Total Operating Revenues      636      486    30.9%      588     8.2%
    Operating Expenses
      Cost of services and
       products                       246      172    43.0%      249    -1.2%
      Selling, general, &
       administrative expenses        165      132    25.0%      151     9.3%
      Depreciation and
       amortization                    93       98    -5.1%       91     2.2%
        Total Operating Expenses      504      402    25.4%      491     2.6%
    Segment Operating Income          132       84    57.1%       97    36.1%
    Interest Expense                   25       30   -16.7%       31   -19.4%
    Other Income (Expense), net       (13)      (9)  -44.4%       (4) -225.0%
    Income Before Income Taxes         94       45   108.9%       62    51.6%
    Provision for Income Taxes         32        6      N/M       14   128.6%
          Segment Net Income(1)       $62      $39    59.0%      $48    29.2%
    * - Not meaningful.

    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income         $132      $84    57.1%      $97    36.1%
    Segment operating margin        20.8%    17.3%  350 bps    16.5%  430 bps

    Average monthly revenue per
     customer (3)                     $19      $17    11.8%      $18     5.6%
    Customer net adds in period (a)   345      259    33.2%      421   -18.1%

    Customers (voice)  (a)          9,696    8,172    18.6%    9,351     3.7%
    POPs                          160,600  162,100    -0.9%  160,600     0.0%
    Penetration rate (4)             6.0%     5.0%  100 bps     5.8%   20 bps

    (a) The beginning balance of 3Q02 customers was adjusted to include 225 customers related to fixed wireless customers in Venezuela. Year-to-date net adds for 2002 would have been 143 higher. Annual growth in net adds would have been 200%.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Latin America Group (1)(2)

                                                      Year-To-Date
                                              2003        2002       Growth
    Operating Revenues
       Service revenues (3)                  $1,928      $1,878        2.7%
       Equipment and other revenues             370         320       15.6%
       Advertising and publishing
        revenues                                -            40     -100.0%
          Total Operating Revenues            2,298       2,238        2.7%
    Operating Expenses
       Cost of services and products            996         841       18.4%
       Selling, general, &
        administrative expenses                 606         678      -10.6%
       Depreciation and amortization            367         440      -16.6%
          Total Operating Expenses            1,969       1,959        0.5%
    Segment Operating Income                    329         279       17.9%
    Interest Expense                            121         138      -12.3%
    Other Income (Expense), net                 (20)        (61)      67.2%
    Income Before Income Taxes                  188          80      135.0%
    Provision for Income Taxes                   27         (28)     196.4%
            Segment Net Income(1)              $161        $108       49.1%
    * - Not meaningful.

     Selected Financial and
      Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income                   $329        $279       17.9%
    Segment operating margin                  14.3%       12.5%     180 bps

    Average monthly revenue per customer (3)    $18         $19       -5.3%
    Customer net adds in period (a)           1,515         362         N/M

    Customers (voice)  (a)                    9,696       8,172       18.6%
    POPs                                    160,600     162,100       -0.9%
    Penetration rate (4)                       6.0%        5.0%     100 bps

    (a) The beginning balance of 3Q02 customers was adjusted to include 225 customers related to fixed wireless customers in Venezuela. Year-to-date net adds for 2002 would have been 143 higher. Annual growth in net adds would have been 200%.

    BellSouth Corporation
    Worldwide Wireless (unaudited)
    Customers and POPs by Country (in thousands)
                                                                     Ownership
                                                                    Percentage
                                                                       As of
         Country           Brand                                        4Q03

    United States   Cingular Wireless                                   40.0%

    Argentina        Movicom BellSouth                                  86.7%
    Chile                BellSouth                                     100.0%
    Colombia        Celumovil BellSouth                                 66.0%
    Ecuador              BellSouth                                      89.4%
    Guatemala            BellSouth                                      60.0%
    Nicaragua            BellSouth                                      89.0%
    Panama               BellSouth                                      43.7%
    Peru                 BellSouth                                      97.4%
    Uruguay          Movicom BellSouth                                  46.0%
    Venezuela        Telcel BellSouth                                   78.2%

         Total Latin America

    Denmark               Sonofon                                       46.5%
    Israel                Cellcom                                       34.8%

         Total Europe

        Total Worldwide Wireless


    BellSouth Corporation
    Worldwide Wireless (unaudited)
    Customers and POPs by Country (in thousands)

                                                Total Customers As of
        Country           Brand          4Q03    4Q02  Growth   3Q03   Growth

    United States  Cingular Wireless    24,027  21,925   9.6%  23,385    2.7%

    Argentina       Movicom BellSouth    1,487   1,320  12.7%   1,391    6.9%
    Chile               BellSouth        1,301   1,032  26.1%   1,238    5.1%
    Colombia       Celumovil BellSouth   1,915   1,349  42.0%   1,824    5.0%
    Ecuador             BellSouth          816     632  29.1%     833   -2.0%
    Guatemala           BellSouth          252     193  30.6%     246    2.4%
    Nicaragua           BellSouth          229     201  13.9%     262  -12.6%
    Panama              BellSouth          420     335  25.4%     405    3.7%
    Peru                BellSouth          642     530  21.1%     614    4.6%
    Uruguay         Movicom BellSouth      146     143   2.1%     143    2.1%
    Venezuela       Telcel BellSouth     3,307   3,107   6.4%   3,189    3.7%

         Total Latin America            10,515   8,842  18.9%  10,145    3.6%

    Denmark              Sonofon         1,367   1,135  20.4%   1,305    4.8%
    Israel               Cellcom         2,283   2,446  -6.7%   2,614  -12.7%

         Total Europe                    3,650   3,581   1.9%   3,919   -6.9%

        Total Worldwide Wireless        38,192  34,348  11.2%  37,449    2.0%


    BellSouth Corporation
    Worldwide Wireless (unaudited)
    Customers and POPs by Country (in thousands)

                                                  Total POPs As of
        Country          Brand          4Q03     4Q02   Growth   3Q03   Growth
    United States  Cingular Wireless   236,000  219,000   7.8%  236,000  0.0%

    Argentina      Movicom BellSouth    37,400   37,500  -0.3%   37,400  0.0%
    Chile              BellSouth        15,300   15,400  -0.6%   15,300  0.0%
    Colombia      Celumovil BellSouth   40,300   43,000  -6.3%   40,300  0.0%
    Ecuador            BellSouth        13,200   12,800   3.1%   13,200  0.0%
    Guatemala          BellSouth        13,000   11,700  11.1%   13,000  0.0%
    Nicaragua          BellSouth         2,900    2,900   0.0%    2,900  0.0%
    Panama             BellSouth         2,800    3,000  -6.7%    2,800  0.0%
    Peru               BellSouth        27,500   26,100   5.4%   27,500  0.0%
    Uruguay        Movicom BellSouth     2,100    2,100   0.0%    2,100  0.0%
    Venezuela       Telcel BellSouth    24,000   24,400  -1.6%   24,000  0.0%

         Total Latin America           178,500  178,900  -0.2%  178,500  0.0%

    Denmark             Sonofon          5,300    5,300   0.0%    5,300  0.0%
    Israel              Cellcom          6,100    6,100   0.0%    6,100  0.0%

         Total Europe                   11,400   11,400   0.0%   11,400  0.0%

        Total Worldwide Wireless       425,900  409,300   4.1%  425,900  0.0%

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)
                                          4Q03   4Q02   Growth  3Q03   Growth
    Operating Revenues
       Advertising and publishing
        revenues                           470    497   -5.4%    475   -1.1%
       Commission revenues                  52     59  -11.9%     30   73.3%
          Total Operating Revenues         522    556   -6.1%    505    3.4%
    Operating Expenses
       Cost of services                     91     86    5.8%     94   -3.2%
       Selling, general, & administrative
        expenses                           184    265  -30.6%    168    9.5%
       Depreciation and amortization         7      8  -12.5%      5   40.0%
          Total Operating Expenses         282    359  -21.4%    267    5.6%
    Segment Operating Income               240    197   21.8%    238    0.8%
    Interest Expense                         2      3  -33.3%      1  100.0%
    Other Income (Expense), net              1     (2) 150.0%    -       N/M*
    Income Before Income Taxes             239    192   24.5%    237    0.8%
    Provision for Income Taxes              92     74   24.3%     90    2.2%
            Segment Net Income(1)         $147   $118   24.6%   $147    0.0%

    Segment operating income              $240   $197   21.8%   $238    0.8%
    Segment operating margin             46.0%  35.4% 1060 bps 47.1% -110 bps

    * - Not meaningful.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)
                                                      Year-To-Date
                                               2003       2002       Growth
    Operating Revenues
        Advertising and publishing
         revenues                              1,906      2,010       -5.2%
        Commission revenues                      144        147       -2.0%
            Total Operating Revenues           2,050      2,157       -5.0%
    Operating Expenses
        Cost of services                         345        351       -1.7%
        Selling, general, & administrative
         expenses                                706        879      -19.7%
        Depreciation and amortization             26         29      -10.3%
            Total Operating Expenses           1,077      1,259      -14.5%
    Segment Operating Income                     973        898        8.4%
    Interest Expense                               7         12      -41.7%
    Other Income (Expense), net                    2         (1)     300.0%
    Income Before Income Taxes                   968        885        9.4%
    Provision for Income Taxes                   368        340        8.2%
              Segment Net Income(1)             $600       $545       10.1%

    Segment operating income                    $973       $898        8.4%
    Segment operating margin                   47.5%      41.6%      590 bps

    * - Not meaningful.

     BellSouth Corporation
     Notes

    (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

    (2) Results for the Latin America segment are reported one month in arrears.

    (3) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment and on a net basis for the Latin America segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

    (4) Penetration rate is calculated by dividing customers by POPs (excludes POPs in markets where service has not been initiated).

    (5) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
            Consumer ARPU - is defined as consumer revenues during the period divided by average primary access lines during the period.
            Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets.
            We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

    (6) Licensed POPs refers to the number of people residing in areas where Cingular and its partners, Salmon and T-Mobile USA, Inc., have licenses to provide cellular or PCS service, including the New York City metropolitan area, and in areas where Cingular has not yet commenced service, such as the Salt Lake City area. As a result of the consolidation of Salmon, effective January 1, 2003, Salmon's licensed POPs of 4 million (BellSouth's 40% share) are included in the 2003 total licensed POPs. Penetration calculation is based upon licensed operational POPs of 89 million (BellSouth's 40% share). The New York City metropolitan area is included in the penetration calculation, beginning in the third quarter of 2002.

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income
                                                                 Year-to-Date
                                     4Q03     4Q02     3Q03     2003     2002
    Communications group segment
     net income                      $714     $604     $727   $2,829   $2,751
    Domestic wireless group
     segment net income (a)            12       98       44      261      357
    Latin America group segment
     net income                        62       39       48      161      108
    Advertising and publishing
     group segment net income         147      118      147      600      545
    Corporate, eliminations and
     other                             14      (13)      14      (10)      56
    Normalized net income             949      846      980    3,841    3,817
      Add back Excluded non-
       recurring or non-
       operational items (b)         (162)    (272)     (44)      63   (2,494)
    Consolidated GAAP net income     $787     $574     $936   $3,904   $1,323


          Free Cash Flow                                       Year-to-Date
                                    4Q03     4Q02     3Q03     2003     2002
    Net cash provided by
     operating activities          $1,634   $1,713   $2,469   $8,529   $8,246
      Less Capital Expenditures    (1,076)    (922)    (764)  (3,200)  (3,785)
    Operating Free Cash Flow         $558     $791   $1,705   $5,329   $4,461


             Net Debt
                                 December December September
                                    31,      31,      30,
                                   2003     2002     2003

    Total Debt                    $14,980  $17,397  $14,993
      Less Cash                    (4,556)  (2,482)  (5,025)
    Net Debt                      $10,424  $14,915   $9,968


    Communications Group
     Operating Income before
     Depreciation and
     Amortization                                               Year-to-Date
                                    4Q03     4Q02     3Q03     2003     2002
    Operating Revenues             $4,618   $4,521   $4,668  $18,448  $18,489
    Operating Income                1,187    1,111    1,244    4,843    4,916
      Add back Depreciation and
       amortization                   941    1,041      949    3,771    4,161
    Operating Income before
     Depreciation and
     Amortization                  $2,128   $2,152   $2,193   $8,614   $9,077
    Margin                          46.1%    47.6%    47.0%    46.7%    49.1%

    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    (b) See pages 3 and 4 for detail of excluded items.